Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 103 to the Registration Statement on Form N–1A of Variable Insurance Products Fund V: VIP Government Money Market Portfolio and VIP Target Volatility Portfolio of our reports dated February 9, 2024; VIP FundsManager 20% Portfolio, VIP FundsManager 30% Portfolio, VIP FundsManager 40% Portfolio, VIP FundsManager 50% Portfolio, VIP FundsManager 60% Portfolio, VIP FundsManager 70% Portfolio, and VIP FundsManager 85% Portfolio of our reports dated February 12, 2024; VIP Investor Freedom 2005 Portfolio, VIP Investor Freedom 2010 Portfolio, VIP Investor Freedom 2015 Portfolio, VIP Investor Freedom 2020 Portfolio, VIP Investor Freedom 2025 Portfolio, VIP Investor Freedom 2030 Portfolio, VIP Investor Freedom 2035 Portfolio, VIP Investor Freedom 2040 Portfolio, VIP Investor Freedom 2045 Portfolio, VIP Investor Freedom 2050 Portfolio, and VIP Investor Freedom Income Portfolio of our reports dated February 13, 2024; VIP Strategic Income Portfolio of our report dated February 14, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended December 31, 2023. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 12, 2024